EXHIBIT 99.1

SAMOYED ENERGY CORP. CLOSES

STOCK EXCHANGE AGREEMENT WITH

SHAREHOLDERS OF

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

EDMONTON, ALBERTA, CANADA – May 20, 2008 – Samoyed Energy Corp. (OTC BB: SMYD) today announced that it has closed a stock exchange with the shareholders of Advanced Voice Recognition Systems, Inc. (“AVRS”).  As a result of the stock exchange, AVRS has becomes a wholly owned subsidiary of SMYD, and the former shareholders of AVRS now own an aggregate of 140,000,000 shares of SMYD common stock, or approximately 86% of the outstanding common stock of SMYD.

SMYD is also finalizing its arrangements with Stone Canyon Resources for the transfer of all of SMYD’s oil and gas assets for all of Stone Canyon Resources’ stockholdings (22,749,997 shares) in SMYD.  That transaction is expected to close later today.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements as determined by the SEC.  All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that SMYD believes or anticipates will or may occur in the future are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of SMYD to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include the completion of the stock exchange with the shareholders of AVRS, prospects for commercial acceptance of AVRS’ products, the availability of financing, general economic and business conditions, and other factors over which SMYD has little or no control.  SMYD does not intend (and is not obligated) to update publicly any forward-looking statements.  The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the recent filings of SMYD with the SEC.

Contact:

780-428-6022